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                                                                    EXHIBIT 11

                                ARMCO INC. AND CONSOLIDATED SUBSIDIARIES
                                 COMPUTATION OF INCOME (LOSS) PER SHARE
                             (Dollars in Millions, Except Per Share Amounts)
                                                              Year Ended December 31
                                     ------------------------------------------------------------------
                                       1994          1993          1992          1991          1990
                                       ----          ----          ----          ----          ----
I.  PRIMARY
  Income (loss) from continuing
    operations................... $       77.7  $    (256.2)  $    (419.3)  $    (160.6)  $     (75.8)
  Less:  preferred dividends.....         17.8         17.8          10.3           8.1           8.1
                                   -----------   ----------    ----------    ----------    ----------
  Income (loss) from continuing operations
    after preferred dividends.... $       59.9  $    (274.0)  $    (429.6)  $    (168.7)  $     (83.9)
                                   ===========   ==========    ==========    ==========    ==========
  Income (loss) before extraordinary items
    and cumulative effect of changes in
    accounting principles........ $       77.7  $    (327.0)  $    (421.5)  $    (336.5)  $     (85.2)
  Less:  preferred dividends.....         17.8         17.8          10.3           8.1           8.1
                                   -----------   ----------    ----------    ----------    ----------
  Income (loss) before extraordinary
    items and cumulative effect of changes
    in accounting principles after preferred
    dividends.................... $       59.9  $    (344.8)  $    (431.8)  $    (344.6)  $     (93.3)
                                   ===========   ==========    ==========    ==========    ==========

  Income (loss) before extraordinary items
    and cumulative effect of changes in
    accounting principles........ $       77.7  $    (327.0)  $    (421.5)	  $    (336.5)  $
(85.2)
  Loss on extraordinary items....          --          (7.3)         (8.4)          --           (4.3)
  Cumulative effect of changes in
    accounting principles........          --        (307.5)          --            --            --
                                   -----------   ----------    ----------    ----------    ----------
  Net income (loss).............. $       77.7  $    (641.8)  $    (429.9)  $    (336.5)  $     (89.5)
  Less:  preferred dividends.....         17.8         17.8          10.3           8.1           8.1
                                   -----------   ----------    ----------    ----------    ----------
  Net income (loss) after preferred
    dividends.................... $       59.9  $    (659.6)  $    (440.2)  $    (344.6)  $     (97.6)
                                   ===========   ==========    ==========    ==========    ==========
  Weighted average number of
    common shares................  104,597,228  103,837,743    98,813,185    88,491,503    88,462,818
  Weighted average number of
    common equivalent shares (A).      128,740            *             *             *             *
                                   -----------   ----------    ----------    ----------    ----------
    Total shares for computation   104,725,968  103,837,743    98,813,185    88,491,503    88,462,818
                                   ===========   ==========    ==========    ==========    ==========
  Primary income (loss) per share:
  Income (loss) from continuing
    operations................... $    .57     $  (2.64)     $  (4.35)      $ (1.91)      $ (0.95)
  Income (loss) before extraordinary
    items and cumulative effect of
    changes in accounting principles   .57        (3.32)        (4.37)        (3.89)        (1.05)
  Loss on extraordinary items....       --        (0.07)        (0.08)           --         (0.05)
  Cumulative effect of changes in
    accounting principles........       --        (2.96)           --            --	           --
  Net income (loss)..............      .57        (6.35)        (4.45)        (3.89)        (1.10)
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

EXHIBIT 11
                                ARMCO INC. AND CONSOLIDATED SUBSIDIARIES
                            COMPUTATION OF INCOME (LOSS) PER SHARE -
(Continued)
                             (Dollars in Millions, Except Per Share Amounts)
                                                              Year Ended December 31
                                     -----------------------------------------------------------------
-
                                       1994          1993          1992          1991          1990
                                       ----          ----          ----          ----          ----
I.  FULLY DILUTED INCOME PER SHARE
  Income (loss) from continuing
    operations................... $       77.7  $    (256.2)  $    (419.3)  $    (160.6)  $     (75.8)
  Less:  preferred dividends.....          --          17.8          10.3           8.1           8.1
                                   -----------   ----------    ----------    ----------    ----------
  Income (loss) from continuing operations
    after preferred dividends.... $       77.7  $    (274.0)  $    (429.6)  $    (168.7)  $     (83.9)
                                   ===========   ==========    ==========    ==========    ==========
  Income (loss) before extraordinary items
    and cumulative effect of changes in
    accounting principles........ $       77.7  $    (327.0)  $    (421.5)  $    (336.5)  $     (85.2)
  Less:  preferred dividends.....          --          17.8          10.3           8.1           8.1
                                   -----------   ----------    ----------    ----------    ----------
  Income (loss) before extraordinary
    items and cumulative effect of changes
    in accounting principles after preferred
    dividends.................... $       77.7  $    (344.8)  $    (431.8)  $    (344.6)  $     (93.3)
                                   ===========   ==========    ==========    ==========    ==========

  Income (loss) before extraordinary items
    and cumulative effect of changes in
    accounting principles........ $       77.7  $    (327.0)  $    (421.5)	  $    (336.5)  $
(85.2)
  Loss on extraordinary items....          --          (7.3)         (8.4)          --           (4.3)
  Cumulative effect of changes in
    accounting principles........          --        (307.5)          --            --            --
                                   -----------   ----------    ----------    ----------    ----------
  Net income (loss).............. $       77.7  $    (641.8)  $    (429.9)  $    (336.5)  $     (89.5)
  Less:  preferred dividends.....          --          17.8          10.3           8.1           8.1
                                   -----------   ----------    ----------    ----------    ----------
  Net income (loss) after preferred
    dividends.................... $       77.7  $    (659.6)  $    (440.2)  $    (344.6)  $     (97.6)
                                   ===========   ==========    ==========    ==========    ==========
  Weighted average number of
    common shares................  104,597,228  103,837,743    98,813,185    88,491,503    88,462,818
  Weighted average number of
    common equivalent shares (A).      154,049            *             *             *             *
  Weighted average number of
    preferred shares on an "if
    converted" basis.............   22,681,261            *             *             *             *
                                   -----------   ----------    ----------    ----------    ----------
    Total shares for computation   127,432,538  103,837,743    98,813,185    88,491,503    88,462,818
                                   ===========   ==========    ==========    ==========    ==========
  Primary income (loss) per share:
  Income (loss) from continuing
    operations................... $    .61     $  (2.64)     $  (4.35)      $ (1.91)      $ (0.95)
  Income (loss) before extraordinary
    items and cumulative effect of
    changes in accounting principles   .61        (3.32)        (4.37)        (3.89)        (1.05)
  Loss on extraordinary items....       --        (0.07)        (0.08)           --         (0.05)
  Cumulative effect of changes in
    accounting principles........       --        (2.96)           --            --	           --
  Net income (loss)..............      .61        (6.35)        (4.45)        (3.89)        (1.10)

 _________
 *  Antidilutive

 NOTES:
 (A) Common equivalent shares are included for dilutive stock options as if the options were exercised and the proceeds used to acquire common shares of Armco.
 (B) Calculation of fully diluted income (loss) per share is submitted for 1994 in accordance with
      Securities Exchange Act of 1934 Release No. 9083, although it is contrary to paragraph 40 of APB
      Opinion No. 15 because it produces an antidilutive result, or is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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